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                                                                     EXHIBIT 6.7


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of April 15, 1999, and is being made and entered into by and among TORNADO DEVELOPMENT, INC., a Delaware corporation ("TDI"), and QORUS.COM, INC., a Delaware corporation (the "Holder"), with reference to the following RECITALS:

                                R E C I T A L S:

         A. For the convenience of the parties, certain capitalized words and phrases used herein are defined or referred to in Section 3.1.

         B. To provide the Holder with greater liquidity in the future with respect to the Registrable Stock, the Holder wishes to have certain registration rights and TDI wishes to grant such rights to the Holder.

         NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                               REGISTRATION RIGHTS

         1.1 DEMAND REGISTRATION.

                  1.1.1 REQUEST FOR REGISTRATION. If, at any time after April 15, 2001, TDI shall have a market capitalization of $100 million or more, Holder may, from that date through the Expiration Date, make a written request (the "Demand Notice") for registration under the Securities Act (a "Demand Registration") of 20% or more of Holder's Registrable Stock, subject to the conditions of this Agreement. The Demand Notice will specify the number of shares of Registrable Stock proposed to be sold and will also specify the intended method of disposition thereof. Subject to
                           Section 1.1.4 hereof, TDI will include in the Demand Registration all Registrable Stock specified in the Demand Notice. The Demand Registration shall be on such appropriate registration form of the Commission as TDI shall determine.

                  1.1.2 LIMITATIONS ON DEMAND REGISTRATION. TDI shall not be obligated to effect more than one Demand Registration under this Section 1.1.2.

                  Notwithstanding any provision of this Agreement to the contrary, TDI shall not be obligated to honor any Demand Notice requesting a Demand Registration, or otherwise cause a Demand Registration to become effective, hereunder if the Demand Notice is delivered to TDI during the period commencing 90 days before the estimated effective date


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         of a registration statement pursuant to which TDI proposes to offer shares of any class of equity securities of TDI in an underwritten offering and ending 180 days after the closing date of any such offering. If TDI determines not to proceed with such proposed offering, TDI shall promptly notify the Holder who made the Demand Notice that
         (i) TDI's proposed offering has been cancelled and (ii) TDI will file the Demand Registration as soon as practicable as requested by the Holder who delivered the Demand Notice.

                  1.1.3 EFFECTIVE REGISTRATION AND EXPENSES. Upon receipt of a Demand Notice, TDI will (i) take appropriate action, on a reasonable, timely basis, to prepare and file a registration statement covering the Registrable Stock requested to be included in the Demand Registration (subject to Section 1.1.4 below) and (ii) use its commercially reasonable efforts to cause the Demand Registration to become effective under the Securities Act. A registration will not count as a Demand Registration unless a registration statement with respect thereto has become effective (unless the Holders whose Registrable Stock are included in such Demand Registration withdraw their shares of Registrable Stock, in which case such demand shall count as the Demand Registration). TDI will pay all Registration Expenses in connection with the Demand Registration.

                  1.1.4 PRIORITY ON DEMAND REGISTRATION. In the event the offering of shares pursuant to a Demand Registration shall be in the form of an underwritten offering by or through one or more underwriters, and the managing underwriter or underwriters of such underwritten offering advise TDI in writing that, in their opinion, the number of shares of Registrable Stock and any other securities requested to be included in such offering is sufficiently large to affect materially and adversely the success of such offering (a "Material Adverse Effect"), TDI shall include in such registration the aggregate number of shares of Registrable Stock which in the opinion of such managing underwriter or underwriters can be sold without any such Material Adverse Effect. In such event, other securities requested to be included in such offering by others with piggyback registration rights shall only be included if (i) all shares of Registrable Stock requested to be included in the Demand Registration are included and (ii) the inclusion of such other securities will not result in a Material Adverse Effect.

         1.2 INCIDENTAL REGISTRATION.

                  1.2.1 PIGGYBACK RIGHTS OF HOLDER. If at any time or times from and after the date hereof, TDI intends to file prior to the Expiration Date a Registration Statement on Form S-1, S-2 or S-3 (or other appropriate form) for the registration of Common Stock with the Commission (other than a (i) Registration Statement on Form S-4 (or any



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                           successor form) relating to a corporate
                           reorganization or other transaction under Rule 145,
                           (ii) Registration Statement relating to securities issued pursuant to, or interests in, an employee benefit plan for the employees of TDI or its affiliates or (iii) Registration Statement on a form which does not permit the inclusion of securities sold in a secondary offering), then TDI shall notify the Holder at least 30 days prior to each such filing of TDI's intention to file such a Registration Statement. Such notice shall state the amount and type of securities proposed to be registered thereby. Upon the written request of the Holder (a "Holder Request") given within 20 days after receipt of any such notice stating the number of shares of Registrable Stock to be disposed of by the Holder and the intended method of disposition, TDI will use reasonable efforts to cause the aggregate of the Registrable Stock designated in the Holder Requests to be included in such registration so as to permit the disposition (in accordance with the methods specified in the Holder Request(s)) by the Holder of the Registrable Stock so registered, subject to the reductions specified in Sections 1.2.2 and 1.2.4, as applicable. The Holder shall be entitled, subject to such reductions, to participate in an unlimited number of such registrations.

                  1.2.2 REDUCTIONS OF REGISTRABLE STOCK TO BE INCLUDED. If the registration proposed by TDI involves an underwritten offering of the Common Stock, whether or not for sale for the account of TDI, to be distributed (on a best efforts or firm commitment basis) by or through one or more underwriters, and the managing underwriter of such underwritten offering shall advise TDI in writing that, in its opinion, the registration of all or a specified portion of Registrable Stock concurrently with the Common Stock will adversely affect the distribution of such Common Stock by such underwriters, then TDI may require, by written notice to the Holder, that the distribution of all or a specified portion of the Registrable Stock be excluded from such registration in accordance with Section 1.2.3.

                  1.2.3 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which the Registrable Stock and other shares of TDI Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of preferred stock of TDI) with registration rights (the "Other Shares") requested to be included in a registration under this Section 1.2 on behalf of the Holder or other selling stockholders ("Other Stockholders") cannot be so included as a result of limitations of the aggregate number of shares of Registrable Stock and Other Shares that may be so included, the number of shares of Registrable Stock and Other Shares that may be so included shall be allocated among the Holder and Other



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                           Stockholders requesting inclusion of shares pro rata
                           on the basis of the number of shares of Registrable Stock and Other Shares that would be held by the Holder and Other Stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of shares of Registrable Stock and Other Shares to be included in such registration. If the Holder or any Other Stockholder does not request inclusion of the maximum number of shares of Registrable Stock and Other Shares allocated to such Person pursuant to the above-described procedure, the remaining portion of any such Person's allocation shall be reallocated among those requesting Holder and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Stock and Other Shares which would be held by the Holder and Other Stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Stock and Other Shares which may be included in the registration on behalf of the Holder and Other Stockholders have been so allocated.

                  1.2.4 WITHDRAWALS. TDI may in its discretion withdraw any Registration Statement filed pursuant to this Section
                           1.2 subsequent to its filing and prior to its effective date without liability to the Holder, other than to pay expenses pursuant to Section 1.4.

         1.3 INDEMNITY.

                  TDI will, and hereby does, indemnify and hold harmless, to the extent permitted by law, each Holder, its partners, representatives, shareholders, officers and directors, if any, and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in any Registration Statement (as declared effective) or prospectus filed under Rule 424(b) under the Securities Act (and as amended or supplemented if TDI shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as:

                           (i) such losses, claims, damages, liabilities (or
                  proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement made in reliance on or in conformity with any information furnished in writing to TDI by the Holder expressly for use therein; or

                           (ii) in the case of any registration that is not an
                  underwritten offering, such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses



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                  result from the Holder selling Registrable Stock to a Person asserting the existence of an untrue or misleading statement or alleged untrue statement or omission or alleged omission in a preliminary prospectus and to whom there was not given or sent, at or prior to the written confirmation of the sale of the Registrable Stock, a copy of the final prospectus or the final prospectus as then amended or supplemented but only if such statement or omission was corrected in such final prospectus or amended or supplemented final prospectus prior to such written confirmation and the Holder was given notice, prior to such written confirmation, of the availability of, or that TDI was preparing, such final prospectus or amended or supplemented final prospectus.

                  If the offering pursuant to any Registration Statement provided for under this Agreement is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any Holder) shall affect TDI's obligations to indemnify the Holder or any other Person pursuant to the preceding sentence. It is agreed that the indemnity agreement contained in this Section 1.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of TDI (which consent has not been unreasonably withheld).

                  In connection with any Registration Statement in which the Holder is participating, the Holder will indemnify and hold harmless, to the extent permitted by law, TDI, its officers, directors, partners, legal counsel, and accountants, and each underwriter, if any, of TDI Securities covered by such Registration Statement, and each Person, if any, who controls TDI or any such underwriter within the meaning of
         Section 15 of the Securities Act, and each of the Other Stockholders, and each of their respective officers, directors, and partners, and each Person controlling any of the Other Stockholders against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement (as declared effective) or prospectus filed under Rule 424(b) under the Securities Act or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that:

                           (i) such untrue statement is made in reliance on or
                  in conformity with any information furnished in writing by the Holder expressly for use therein; or

                           (ii) in the case of any registration that is not an
                  underwritten offering, such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses resulting from the Holder selling Registrable Stock to a Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission in a preliminary prospectus and to whom there was not given or sent, at or prior to the written confirmation of the sale of the Registrable Stock, a copy of the final prospectus or of the final prospectus as then amended or supplemented but only if such statement or omission was corrected in such final prospectus or amended or



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                  supplemented final prospectus prior to such written
                  confirmation and the Holder was given notice, prior to such written confirmation, of the availability of, or that TDI was preparing, such final prospectus or amended or supplemented final prospectus;

         provided, however, that the obligations of the Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Holder (which consent has not been unreasonably withheld); and, provided further, that the Holder's obligations under this Section 1.3.(b) shall be limited to an amount equal to the net proceeds to the Holder of the Registrable Stock sold pursuant to such Registration Statement.

                  Any Person entitled to indemnification under the provisions of
         Section 1.3.(a) or (b) shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and
         (ii) unless in the opinion of counsel reasonably satisfactory to the indemnifying party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld). In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a participating Holder, its officers, directors or any Person, if any, who controls the Holder as aforesaid, and shall survive the transfer of such securities by the Holder.

                  If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount the Holder would have been required to pay to an indemnified party if the indemnity under Section 1.3.(a) or (b), as applicable, was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault of the



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         indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
         Section 1.3 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.4 REGISTRATION PROCEDURES.

                  Whenever the Holder has properly requested that any Registrable Stock be registered pursuant to Sections 1.1 or 1.2, TDI will use reasonable efforts to effect the registration in furtherance of the sale of the Registrable Stock in accordance with the intended method of disposition thereof, and in connection with any such request TDI will:

                           (i) prepare and file with the Commission such
                  amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such period (not to exceed 90 days) as will terminate when all Registrable Stock covered by such Registration Statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                           (ii) furnish to each seller of Registrable Stock such
                  number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), each amendment and supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such seller;

                           (iii) use reasonable efforts to register or qualify
                  the Registrable Stock under such other applicable securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock owned by such seller; provided, however, that TDI will not be required to (A) qualify generally to do business or



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                  subject itself to taxation in any jurisdiction where it would not otherwise be required to qualify or be subject but for this subparagraph (iii), or (B) consent to general service of process in any such jurisdiction;

                           (iv) use reasonable efforts to cause the Registrable
                  Stock covered by such Registration Statement to be registered with or approved by such other Governmental Authorities as may be reasonably necessary by virtue of the business and operations of TDI to enable the seller or sellers thereof to consummate the disposition of the Registrable Stock;

                           (v)(A) notify each seller of the Registrable Stock,
                  at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (vi)(B) use reasonable efforts to cause all
                  Registrable Stock to be listed on each securities exchange or stock market on which the Common Stock is then listed or quoted, and (B) unless the same already exists, provide a transfer agent, registrar and CUSIP number for all Registrable Stock not later than the effective date of the Registration Statement;

                           (vii) make available for inspection at the offices of
                  TDI during regular business hours by any seller of Registrable Stock, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, pertinent corporate documents and properties of TDI as shall be reasonably requested by them and be necessary to enable them to exercise its due diligence responsibility; and

                           (viii) use its reasonable efforts to otherwise comply
                  with all applicable rules and regulations of the Commission.

                  In connection with any registration effected pursuant to Sections 1.1 or 1.2, that the Holder has requested that its securities be registered pursuant to such Registration Statement shall provide to TDI such information as may be reasonably requested by TDI to be required for inclusion in such Registration Statement pursuant to the Securities Act and the rules and regulations thereunder.



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                  Holder agrees by acquisition of the Registrable Stock and the registration rights thereunder that, upon receipt of any notice from TDI of the happening of any event of the kind described in Section 1.4(a)(v), the Holder will forthwith discontinue disposition of Registrable Stock pursuant to the Registration Statement covering the Registrable Stock until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by such Section 1.4(a)(v), and, if so directed by TDI, the Holder will deliver to TDI (at TDI's expense) all copies, other than permanent file copies then in the Holder's possession, of the prospectus covering the Registrable Stock current at the time of receipt of such notice. In the event TDI shall give any such notice, the period mentioned in Section 1.4(a)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.4(a)(v) to and including the date when each seller of Registrable Stock covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by such
         Section 1.4(a)(v).

         1.5 EXPENSES. All Registration Expenses incurred in effecting any registration, qualifications or compliance pursuant to this Agreement, shall be borne by TDI. All Selling Expenses relating to Registrable Stock so registered shall be borne by the Holder, according to the quantity of Registrable Stock included in such registration along with any other expenses in connection with the registration required to be borne by the Holder of the Registrable Stock.

         1.6 LIMITATION ON REGISTRATION. Notwithstanding the foregoing, under no circumstances will TDI be obligated to cause any registration effected pursuant to this Agreement to remain effective after the Expiration Date or to include any Registrable Stock in a Registration Statement which becomes effective after the Expiration Date.

         1.7 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
                  Article 1.

                                    ARTICLE 2

                             UNDERWRITTEN OFFERINGS

         2.1 UNDERWRITING ARRANGEMENTS. If TDI or holders of securities initially requesting or demanding such registration have determined to enter into an underwriting agreement in connection therewith, all shares constituting Registrable Stock to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting arrangements approved by such Persons so determining to enter therein and completes and executes all questionnaires, indemnities, underwriting agreements and other reasonable documents which must be executed under the terms of such underwriting arrangements.



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         If requested by the underwriters for any underwritten offering of
Registrable Stock, TDI will enter into an underwriting agreement that shall contain such representations and warranties by TDI and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions.

         2.2 SELECTION OF UNDERWRITERS. If TDI at any time proposes to register any TDI Securities for sale for its own account and such securities are to be distributed by or through one or more underwriters, the selection of the underwriter(s), including, without limitation, the managing underwriter(s), shall be made by TDI.

         2.3 HOLDBACK AGREEMENTS. Notwithstanding any other provision of the Agreement, if any registration pursuant to this Agreement shall be in connection with an underwritten public offering, each Holder agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Stock (other than as part of such underwritten public offering) within 30 days prior to the effective date of such Registration Statement or 90 days after the effective date of such Registration Statement.

                                    ARTICLE 3

                          DEFINITIONS AND CONSTRUCTION

         3.1 DEFINITION OF CERTAIN TERMS.

         Except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 3.1, whenever used in this Agreement, shall have the respective meanings assigned to them in this Section for all purposes of this Agreement, and include the plural as well as the singular.

         As used herein, the following terms have the following meanings:

         AGREEMENT: this instrument as originally executed, or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof.

         COMMISSION: the United States Securities and Exchange Commission and any successor federal agency having similar powers.

         COMMON STOCK: the voting Class A Common Stock, no par value per share, of TDI.

         DEMAND NOTICE: as defined in Section 1.1.1.

         DEMAND REGISTRATION: as defined in Section 1.1.1.

         EXPIRATION DATE: March 31, 2007.



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         GOVERNMENTAL AUTHORITY: the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government within any such jurisdiction.

         HOLDER: as defined in the first paragraph of this Agreement, and any Person who (i) subsequently becomes the owner of record of any Registrable Stock and (ii) enters into an amendment or supplement to this Agreement pursuant to which such subsequent holder of Registrable Stock agrees to be bound by each and every provision of this Agreement except for the provisions of Section 1.1.

         HOLDER CONVERSION SHARES: all shares of Common Stock issued to Holder upon conversion of the Preferred Stock received by Holder upon the automatic conversion of the Note.

         HOLDER REQUEST: as defined in Section 1.2.1.

         HOLDER WARRANT SHARES: all shares of Common Stock received by Holder from TDI upon exercise of the Warrant.

         MATERIAL ADVERSE EFFECT: as defined in Section 1.1.4.

         NOTE: the Promissory Note of even date herewith payable by TDI to Holder in the original principal amount of $1,000,000.00

         OTHER SHARES: as defined in Section 1.2.3.

         OTHER STOCKHOLDERS: as defined in Section 1.2.3.

         PERSON: any individual, corporation (including a business trust) joint stock company, partnership, joint venture, trust, estate, limited liability company, unincorporated association, unincorporated organization, Governmental Authority or any other entity.

         PREFERRED STOCK: the Series B Preferred Stock, no par value per share, of TDI, having the powers, designations, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as set forth in the Certificate of Determination for the Preferred Stock attached to the Note as Annex A.

         REGISTER, REGISTERED AND REGISTRATION: refer to a registration effected by filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

         REGISTRABLE STOCK: collectively, the Holder Conversion Shares and the Holder Warrant Shares, and all shares of Common Stock issued by TDI in respect of such Shares.

         REGISTRATION EXPENSES: all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing



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

         expenses, escrow fees, fees and disbursements of counsel for TDI, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holder.

         REGISTRATION STATEMENT: a registration statement prepared on an appropriate form promulgated under the Securities Act.

         RULE 144: Rule 144 (or any successor provision) under the Securities
         Act.

         RULE 145: Rule 145 (or any successor provision) under the Securities
         Act.

         SECURITIES ACT: the Securities Act of 1933.

         SELLING EXPENSES: all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Stock and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

         TDI: as defined in the first paragraph of this Agreement.

         TDI SECURITIES: securities issued by TDI.

         WARRANT: the Warrant to purchase 50,000 shares of Common Stock at an initial exercise price of $3.00 per share granted by TDI to the Holder on the date hereof.

         3.2 RULES OF CONSTRUCTION

                  (i) "This Agreement" means this instrument as originally executed or as it may be from time to time supplemented or amended by one or more supplements or amendments hereto entered pursuant to the applicable provisions hereof;

                  (ii) "includes" and "including" are not limiting, and, in each case, shall be construed as if followed by the words "without limitation," "but not limited to" or words of similar import;

                  (iii) "may not" is prohibitive, and not permissive;

                  (iv) "shall" is mandatory, and not permissive;

                  (v) "or" is not exclusive [i.e., if a party "may do (a), (b) or (c)," then the party may do all of, any one of, or any combination of, (a), (b) or (c)] unless the context expressly provides otherwise;

                  (vi) all references in this instrument to designated Articles, Sections, Exhibits, and Schedules are to the designated Articles, Sections, Exhibits, and Schedules of this instrument as originally executed;

                  (vii) all references herein to constitutions, treaties, statutes, laws, rules, regulations, ordinances, codes or orders include any successor thereto or replacement thereof, include any amendment, modification or supplements thereof or thereto from time to time, and, include all rules and regulations promulgated thereunder or pursuant thereto;

                  (viii) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (ix) all terms used herein which are defined in the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder have the meanings assigned to them therein unless otherwise defined herein.

                                    ARTICLE 4

                               GENERAL PROVISIONS

         4.1 SEVERABILITY. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         4.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

                  if to TDI, to

                     Tornado Development, Inc.
                     1201 Morningside Drive, Suite 100
                     Manhattan Beach, CA  90266
                     Attention: Kevin Torf, President

                  if to the Holder, to

                     Qorus.com, Inc.
                     190 South LaSalle Street, Suite 1710
                     Chicago, IL 60603
                     Attention:  Patrick J. Haynes, III, Chairman



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

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

                  4.3 HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

                  4.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  4.5 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  4.6 GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without giving effect to the conflict of laws rules thereof.

                  4.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  4.8 ASSIGNMENT. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

                  4.9 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

                  4.10 AMENDMENT; WAIVERS, ETC. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                          REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     TORNADO DEVELOPMENT, INC.



                                     By:
                                        ----------------------------------------
                                         Kevin Torf, President



                                     HOLDER

                                     QORUS.COM, INC.



                                     By:
                                        ----------------------------------------
                                         Jack Woodruff, Chief Financial Officer